Exhibit 99.1

For Immediate Release
---------------------
October 29, 2009


For further information contact
Richard J. Jarosinski
President and Chief Executive Officer
Portec Rail Products, Inc.
(412) 782-6000, ext. 4230

Press Release

Portec Rail Products, Inc. Reports 2009 Third Quarter and Nine Month Operating Results (unaudited)

Pittsburgh, PA, - October 29, 2009 - Portec Rail Products, Inc. (NASDAQ Global Market -"PRPX") today announced unaudited net income of $2,023,000 or $0.21 per share for the three months ended September 30, 2009, and $5,362,000 or $0.56 per share for the nine months ended September 30, 2009. These amounts compare to unaudited net income of $2,516,000 or $0.26 per share, and $6,264,000 or $0.65 per share, for the three and nine months ended September 30, 2008, respectively. Average basic and diluted shares outstanding were 9.6 million for all periods presented. Net sales for the three and nine months ended September 30, 2009 were $24.3 million and $73.0 million, respectively, while net sales for the three and nine months ended September 30, 2008 were $29.6 million and $84.7 million, respectively.

Richard J. Jarosinski, President and Chief Executive Officer said, "We are pleased with our financial performance in what continues to be a very challenging economic climate for our industry. We believe that the overall diversification in our markets and product groups continue to help soften the impact on our business from the global economic downturn. Lower traffic volumes continue to be reported by the North American Class 1 heavy-haul railroads. These customers continue to represent a large portion of our sales, and they continue to invest in our products and services. We have also achieved sales levels from new markets for some of our products due to our efforts to continue global expansion of our products and services."

Mr. Jarosinski continued, "Our friction management product group, which has the most significant worldwide product exposure and offers multiple operational savings for both heavy-haul freight and passenger service, continues to grow despite the economic downturn. Sales of North American Class 1 gage face and top of rail friction control solutions were the catalyst for this growth while the remainder of our diversified friction management markets and solutions continue to expand into new markets. Our efforts have resulted in a second North American Class 1 customer making a major expansion in the use of our top of rail friction control solutions. Our wayside data management systems, provided by Salient Systems, have also had growth for the quarter and year to date periods. We began the year with a healthy backlog for our wayside data management systems and received a substantial number of new orders early this year, which helped to pave the way for the financial results posted thus far for Salient Systems.

Similar to our friction management product group, the North American Class 1 heavy-haul railroads invested in our wayside data management systems in preparation for higher traffic volumes when economic conditions improve. Additionally, product sales from areas outside the North American market have contributed to Salient Systems' results. Our track component product group continues to be challenged by lower traffic volume and fewer railcar loadings in North America. We are pleased that some of our past efforts within this product group have positioned us for better financial performance, which has yielded a lower cost structure on some products. Our load securement product group has had a challenging year, as the market for new railcars being built has declined considerably in 2009. We are encouraged by the products within this product group, which was strengthened by the Vulcan Chain product line acquisition and now offers a platform for future growth. Our non-core material handling business in the United Kingdom has had a difficult year with very challenging economic conditions. We are optimistic, however, that our product line and engineering talent in this product group will allow us to capitalize on new order opportunities."

Mr. Jarosinski concluded, "Despite the economic challenges we continue to face, we still believe that there are opportunities for our products and services in our established markets and in new markets. We have some product groups such as friction management and wayside data management systems that have demonstrated their ability to assist our customers in reducing operating expenses by extending asset life and reducing fuel costs. Our global customer base recognizes this and we believe that they will continue to invest in this technology. We will continue to focus on global expansion of our products and services by organic growth and strategic and accretive acquisitions. We are pleased with our balance sheet, favorable debt to equity ratio and operating cash flow. We believe that we are well-positioned to achieve higher levels of operating performance when favorable economic conditions return to our industry."

Portec Rail Products, Inc., headquartered in Pittsburgh, Pennsylvania, manufactures, supplies and distributes a broad range of railroad products, including rail joints, rail anchors and spikes, railway friction management products, railway wayside data collection and data management systems and load securement systems. The Company's largest business unit, the Railway Maintenance Products Division, operates a manufacturing and assembly plant in Huntington, West Virginia, an engineering and assembly facility in Dublin, Ohio (Salient Systems), and is headquartered in Pittsburgh. The Company also has two Canadian subsidiaries, one of which is headquartered near Montreal with a manufacturing operation in St. Jean, Quebec and the other headquartered in Vancouver, British Columbia that is a technology and manufacturing facility (Kelsan Technologies). In addition, the Company sells load securement systems to the railroad freight car market through its Shipping Systems Division located near Chicago, Illinois. The Company also manufactures railway products and material handling equipment in the United Kingdom with operations in Leicester, England and Sheffield, England. Portec Rail Products, Inc.'s web site address is www.portecrail.com.

The foregoing information contains forward-looking statements. The Company cautions that such statements are subject to a number of uncertainties. The Company identifies below important factors that could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. In particular, the Company's future results could be affected by a variety of factors, such as customer demand for our products; competitive dynamics in the North American and worldwide railroad and railway supply industries; capital expenditures by the railway industry in North America and worldwide; the development and retention of sales representation and distribution agreements with third parties; fluctuations in the cost and availability of raw materials and supplies; currency rate fluctuations; and exposure to pension liabilities. Additional cautions regarding forward-looking statements are provided in the Company's Form 10-K for the year ended December 31, 2008 and Form 10-Q for the period ended June 30, 2009 under the heading "Cautionary Statement Relevant to Forward-looking Statements." The Company does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

         Portec Rail Products, Inc.
         Consolidated Statements of Income
         (In thousands, except share and per share data)


                                                                      Three Months Ended                Nine Months Ended
                                                                        September 30,                     September 30,
                                                              --------------------------------------------------------------------
                                                                    2009             2008             2009            2008
                                                              --------------------------------------------------------------------
                                                                         (Unaudited)                       (Unaudited)

                Net sales                                       $      24,285    $     29,644     $   72,979      $     84,681
                Cost of sales                                          15,849          19,731         48,674            57,140
                                                              --------------------------------------------------------------------
                Gross profit                                            8,436           9,913         24,305            27,541

                Selling, general and administrative                     5,411           5,872         16,271            17,267
                Amortization expense                                      283             296            806               891
                                                              --------------------------------------------------------------------
                Operating income                                        2,742           3,745          7,228             9,383

                Interest expense                                           64             205            217               640
                Other expense (income), net                                37              44            (83)              (77)
                                                              --------------------------------------------------------------------
                Income before income taxes                              2,641           3,496          7,094             8,820
                Provision for income taxes                                618             980          1,732             2,556
                                                              --------------------------------------------------------------------

                Net income                                      $       2,023    $      2,516     $    5,362      $      6,264
                                                              ====================================================================


                Earnings per share
                    Basic and diluted                              $ 0.21           $ 0.26           $ 0.56          $ 0.65

                Average basic and diluted shares
                   outstanding                                    9,602,029        9,602,029       9,602,029        9,601,894

         Consolidated Condensed Balance Sheets
         (In thousands)



                                                            September 30,                            December 31,
                                                                2009                                     2008
                                                         --------------------                     --------------------
                                                             (Unaudited)                               (Audited)
    Assets
    Current assets                                         $        48,258                          $         44,638
    Property, plant and equipment, net                              10,370                                    10,203
    Goodwill and other intangibles, net                             42,811                                    41,145
    Other assets                                                       956                                       837
                                                         --------------------                     --------------------
        Total assets                                       $       102,395                          $         96,823
                                                         ====================                     ====================

    Liabilities and Shareholders' Equity
    Current liabilities                                    $        19,349                          $         20,832
    Other liabilities and long-term debt obligations                18,319                                    17,815
    Shareholders' equity                                            64,727                                    58,176
                                                         --------------------                     --------------------
        Total liabilities and shareholders' equity         $       102,395                          $         96,823
                                                         ====================                     ====================
